UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 20, 2020 (May 20, 2020)
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of DENTSPLY SIRONA Inc. was held on May 20, 2020. The following matters were voted upon at the Annual Meeting, with the results indicated:

1.Election of eleven directors to serve a one-year term and until his or her successor is duly elected and qualified.

	Director	For	Against	Abstain	Broke Non-Votes
1a.	Michael C. Alfano	192,384,890	2,116,958	177,511	8,325,028
1b.	Eric K. Brandt	180,727,211	13,171,153	780,995	8,325,028
1c.	Donald M. Casey Jr.	193,437,143	1,052,215	190,001	8,325,028
1d.	Willie A. Deese	181,949,361	12,645,750	84,248	8,325,028
1e.	Betsy D. Holden	190,236,631	4,374,987	67,741	8,325,028
1f.	Arthur D. Kowaloff	190,083,298	4,506,216	89,845	8,325,028
1g.	Harry M. Jansen Kraemer Jr.	193,301,020	1,202,468	175,871	8,325,028
1h.	Gregory T. Lucier	192,579,185	2,015,921	84,253	8,325,028
1i.	Francis J. Lunger	187,882,295	6,614,009	183,055	8,325,028
1j.	Leslie F. Varon	191,192,856	3,413,717	72,786	8,325,028
1k.	Janet S. Vergis	194,361,438	235,124	82,797	8,325,028

2.Ratification of Appointment of PricewaterhouseCoopers LLP as DENTSPLY SIRONA Inc.'s independent registered public accounting firm for its 2020 fiscal year.

For	Against	Abstain	Broker Non-Votes
191,964,588	10,952,463	87,336	0

3.Non-binding advisory vote on DENTSPLY SIRONA Inc.'s executive compensation was approved.

For	Against	Abstain	Broker Non-Votes
162,598,679	31,861,660	219,020	8,325,028

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          DENTSPLY SIRONA Inc.

By:	/s/ Keith J. Ebling
Keith J. Ebling, Executive Vice President,
General Counsel and Secretary

Date: May 20, 2020